Exhibit 10.29

SECOND AMENDMENT TO THE
THE DUN & BRADSTREET CORPORATION
KEY EMPLOYEES’ NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)

THIS SECOND AMENDMENT to the Dun & Bradstreet Corporation Key Employees’ Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended as follows:

1.    Section 1.7 of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 1.7. ‘Deferral Election’ means the election form, whether by hard copy or electronic medium, as determined by the Committee, whereby a Participant elects to defer a percentage of his Salary and/or Incentive Payments.”

2.    Section 1.8 of the Plan is amended by deleting the first sentence of the section and inserting the following in lieu thereof:

“‘Deferral Period’ means the period of time provided in the Participant’s Payment Option Election whereby a Participant elects to defer the receipt of Salary and/or Incentive Payments pursuant to the terms of this Plan.”

3.    Section 1.9 of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 1.9. ‘Deferred Compensation Account’ or ‘Account’ means with respect to a Participant, the separate bookkeeping account used to record the amount of the Salary and/or Incentive Payments deferred by a Participant for a calendar year, plus the deemed earnings or losses, if any, calculated thereon.”

4.    Section 1.17 of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 1.17. ‘Payment Option Election’ means the election form, whether by hard copy or electronic medium, as determined by the Committee, whereby a Participant elects the times and methods in which the payment of his deferred Salary and/or Incentive Payments is to be made.”

5.    Section 1.20 of the Plan is deleted in its entirety.

6.    The heading of Article III is revised to read as follows:

“Election to Defer Salary and/or Incentive Payments”

7.    Section 3.3 of the Plan is deleted in its entirety; Sections 3.4 through 3.8 are renumbered as Sections 3.3 through 3.7, respectively; and each cross-reference in the Plan to Section 3.4, 3.5, 3.6, 3.7 or 3.8 is revised to be a cross-reference to Section 3.3, 3.4, 3.5, 3.6 or 3.7, respectively.

8.    Section 3.3 (as renumbered pursuant to item 7. above) of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 3.3. Deferral Election. In order to defer all or a portion of his Salary and/or Incentive Payments, the Participant shall execute a Deferral Election and deliver such election to the Employer no later than the applicable deadline with respect to Salary and/or Incentive Payments, as provided in Sections 3.1 and 3.2 above, stating that such Participant elects to defer the receipt of a percentage of such Salary and/or Incentive Payments for a Deferral Period as designated by the Participant. Any such Deferral Election will become irrevocable after the applicable deadline, subject to Section 6.3.”

9.    Section 3.4 of the Plan (as renumbered pursuant to item 7. above) is amended by deleting the last sentence of the first paragraph of the section.

10.    Section 3.5 of the Plan (as renumbered pursuant to item 7. above) is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 3.5. Failure to Make a Deferral Election. If a Participant fails to execute and deliver a Deferral Election with respect to Salary and/or Incentive Payments on or before the deadline set forth in Section 3.1, 3.2, or 3.4, the Participant will be deemed to have elected to defer zero percent (0%) of such Salary and/or Incentive Payments.”

11.    Section 3.6 of the Plan (as renumbered pursuant to item 7. above) is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 3.6. Payment Option Election. Concurrently with the execution of a Deferral Election, each Participant shall execute a Payment Option Election and deliver such election to the Employer by the deadline applicable to the Deferral Election. The Payment Option Election shall apply to the compensation deferred pursuant to the Deferral Election it accompanies, and any associated earnings. If a Participant fails to timely file a Payment Option Election Form, he will be deemed to have elected distribution of his Deferred Compensation Account in a lump sum payment upon his Separation from Service.”

12.    Section 3.7 of the Plan (as renumbered pursuant to item 7. above) is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 3.7. Social Security, Medicare and Other Contributions. The applicable Social Security and Medicare taxes (FICA), other legally imposed fees and taxes and other contributions or payments under the benefits provided under the Employer’s cafeteria plan, which are otherwise due and payable, shall be deducted from the portion of the Salary and/or Incentive Payments not deferred hereunder and thereafter, to the extent necessary, such amounts shall be deducted from the amount of the Salary and/or Incentive Payments deferred hereunder or, in the discretion of the Employer, from any other compensation payable to the Participant by the Employer. The Committee reserves the right to change a Participant’s Deferral Election to satisfy the tax and other related obligations described in this section, to the extent permitted by Code Section 409A.”

13.    Section 4.1 of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“Section 4.1. Participants’ Accounts. Upon the Employee’s initial eligibility to participate in the Plan, the Employer may, but is not required to, establish on its books and records a bookkeeping account for each Participant known as the Deferred Compensation Account for the amount of the Salary and/or Incentive Payments deferred hereunder, and the deemed earnings or losses, if any, calculated thereon. The Employer shall have the right to establish such bookkeeping accounts and subaccounts as it deems necessary to record the amount of Salary and/or Incentive Payments deferred hereunder for various Deferral Periods. There is no requirement on the part of the Employer to fund any benefits hereunder and the existence of such bookkeeping accounts shall not be deemed to create a trust of any kind.”

14.    Section 4.2(a) of the Plan is amended by deleting the second sentence of the section and inserting the following in lieu thereof:

“In making the designation pursuant to this Section 4.2, the Participant may specify that all or any portion of his Account be deemed to be invested, in whole percentage increments, in one or more of the Funds provided under the Plan as communicated from time to time by the Committee.”

15.    Section 4.2(a) of the Plan is amended by deleting the last sentence of the section and inserting the following in lieu thereof:

“If a Participant fails to elect a type of investment fund under this Section 4.2(a), he shall be deemed to have elected the age appropriate BlackRock LifePath fund or such other fund determined by the Committee to be the default deemed investment fund.”

16.    Section 4.2(e) is deleted in its entirety.

17.    Section 5.1 of the Plan is amended by deleting the second sentence thereof.

18.    Section 6.1(a) of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“(a)    If a Participant has a Separation from Service for any reason other than death, the value of his Account shall be distributed in accordance with his Payment Option Election as follows:

(i)    in a lump sum payment within forty-five (45) days after the Participant’s Separation from Service, with the value of his Account being determined and fixed within fifteen (15) business days preceding the date of distribution; or

(ii)    in five (5) annual installments (i.e., 1/5th, 1/4th, 1/3rd, etc.), which are to be treated as a series of separate payments, payable on the last business day of January with the first installment commencing on the last business day of January after the end of the calendar year in which the Participant has a Separation from Service, with the value of his Account being determined and fixed within fifteen (15) business days preceding the date of distribution. For purposes of computing the amount of the annual installments provided for in this Section, the provisions of subsection (d) below shall apply; or
(iii)    in ten (10) annual installments (i.e., 1/10th, 1/9th, 1/8th, etc.), which are to be treated as a series of separate payments, payable on the last business day of January with the first installment commencing on the last business day of January after the end of the calendar year in which the Participant has a Separation from Service, with the value of his Account being determined and fixed within fifteen (15) business days preceding the date of distribution. For purposes of computing the amount of the annual installments provided for in this Section, the provisions of subsection (d) below shall apply.

Notwithstanding anything herein to the contrary, if a Participant is a Specified Key Employee, no amount payable to him under this Section 6.1(a) upon his Separation from Service shall be paid to him before the date immediately after the expiration of the six-month period following his Separation from Service. Furthermore, payment to any Participant, whether or not a Specified Key Employee, shall be delayed according to Section 3.6, if applicable.”

19.    Section 6.2 of the Plan is amended by deleting the second sentence thereof.

20.    Section 6.3(a)(iii) of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“(iii)    If the Committee determines that the Participant has had a Hardship eligible for a withdrawal, any outstanding Deferral Election by the Participant shall be terminated and the Participant will not be eligible to file a new election until the end of the following year (which would be applicable to Salary and/or Incentive Payments earned in the subsequent year, as provided in Sections 3.1 and 3.2).”

21.    Section 6.3(a)(vi) of the Plan is deleted in its entirety.

22.    Section 6.3(b)(iii) of the Plan is amended by deleting the section in its entirety and inserting the following in lieu thereof:

“(iii)    By ceasing to defer Salary and/or Incentive Payments under the Plan.”

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by the Plan Benefits Committee of the Corporation this 17th day of December, 2013.

/s/ Julian Prower                    /s/ Matthew Fritz
Julian Prower                        Matthew Fritz

/s/ Kathy Guinnessey                    /s/ Louis Sapirman
Kathy Guinnessey                    Louis Sapirman